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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration file No. 333-48778) and on Forms S-8 (Registration file Nos. 333-45351, 333-43059, 333-86681, 333-93419 and 333-46816) of Polycom, Inc. of our report dated January 18, 2001, except for Note 15, which is as of February 28, 2001, relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
March 12, 2001

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Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS